                                                                      EXHIBIT 12

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                                                JAMESON INNS, INC.
                            CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                           AND PREFERRED STOCK DIVIDENDS

                                                        Year Ended December 31,
                             -----------------------------------------------------------------------
                                                                                                         Nine Months
                                                                                                     Ended September 30,
                                 1991          1992          1993           1994           1995            1996
                             ---------------------------------------------------------------------------------------------
Consolidated income
  (loss) before
  extraordinary items         ($495,548)     ($312,290)     ($143,459)    $1,311,157      $1,791,268        $2,948,485
Interest                       1,311,060      1,412,646      1,442,224       305,130       1,503,373         1,073,758
Amortization                     114,041        150,736        136,227        34,312          87,151            73,059
                             ---------------------------------------------------------------------------------------------

         Earnings               $929,553     $1,251,092     $1,434,992    $1,650,599      $3,381,792        $4,095,302
                             =============================================================================================

Interest                      $1,311,060     $1,412,646     $1,442,224      $305,130      $1,503,373        $1,073,758
Amortization                     114,041        150,736        136,227        34,312          87,151            73,059
Preferred stock
  dividends                       26,950         27,000         24,750            --         489,949                --
Interest capitalized
  during the period                8,180         29,993         48,342       182,569         381,508           342,323
                             ---------------------------------------------------------------------------------------------

         Fixed Charges        $1,460,231     $1,620,375     $1,651,543      $522,011      $2,461,981        $1,489,140
                             =============================================================================================

Ratio of earnings to
  fixed charges and
  preferred stock
  dividends                          .64            .77            .87          3.16            1.37              2.75
                             =============================================================================================
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